UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.


                             HERLEY INDUSTRIES, INC.
                (Name of Registrant as Specified in its Charter)

            --------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
                             HERLEY INDUSTRIES, INC.
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                February 21, 2007
                                 ---------------

To our Stockholders:

     An annual meeting of stockholders will be held at the Eden Resort Inn & Suites, 222 Eden Road, Lancaster, Pennsylvania 17601-4216 on Wednesday, February 21, 2007, beginning at 9:00 a.m. At the meeting, you will be asked to vote on the following matters:

     1. Election of two directors in Class I to hold office until the 2009 Annual Meeting of Stockholders.

     2. Ratification of the appointment of Marcum & Kliegman, LLP as our independent registered public accountants for the year ending July 29, 2007.

     3.   Any other matters that properly come before the meeting.

     The above matters are set forth in the proxy statement attached to this notice to which your attention is directed.

     If you are a stockholder of record at the close of business on January 12, 2007, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about January 18, 2007.

                                     By Order of the Board of Directors,

                                     MYRON LEVY
                                     Chairman and Chief Executive Officer

    Dated:  January 18, 2007
            Lancaster, Pennsylvania

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING, FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE MEETING AND VOTING IN PERSON.

                       THIS PAGE LEFT INTENTIONALLY BLANK

                             HERLEY INDUSTRIES, INC.
                           101 North Pointe Boulevard
                          Lancaster, Pennsylvania 17601
                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          Wednesday, February 21, 2007
                                 ---------------

     Our Annual Meeting of Stockholders will be held on Wednesday, February 21, 2007, at Eden Resort Inn & Suites, 222 Eden Road, Lancaster, Pennsylvania 17601-4216 at 9:00 a.m. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.

                                ABOUT THE MEETING

What is being considered at the meeting?

     You will be voting on the following:

     o    election of two Class I directors;
     o ratification of the appointment of our independent registered public accountants.

Who is entitled to vote at the meeting?

     You may vote if you owned stock as of the close of business on January 12, 2007. Each share of stock is entitled to one vote.

How do I vote?

     You can vote in two ways:

     o    by attending the meeting in person; or
     o    by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

     Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting or filing with our corporate secretary a written notice revoking your proxy, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

     Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors and FOR the appointment of our independent registered public accountants.

What does it mean if I receive more than one proxy card?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, (718) 921-8200.

Will my shares be voted if I do not provide my proxy?

     If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' unvoted shares on certain
"routine" matters, including the election of directors. When a brokerage firm votes its customer's unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the election of directors and appointment of our independent registered public accountants, but will not be counted for all other matters to be voted on because these other matters are not considered "routine" under the applicable rules.

How many votes must be present to hold the meeting?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of January 12, 2007 must be present at the meeting. This is referred to as a quorum. On January 12, 2007, there were 13,932,049 shares issued and outstanding and entitled to vote.

What vote is required to approve each item?

     Directors are elected by a plurality of the votes cast. Abstentions will have no effect on the voting outcome with respect to the election of directors. The affirmative vote of a majority of the issued and outstanding shares of common stock present in person or by proxy and entitled to vote on the appointment of our independent registered public accounting firm will be required for approval. An abstention will be counted as a vote against these proposals and broker non-votes will have no effect on the votes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of shares of our common stock as of September 30, 2006 of (i) each person known by us to beneficially own 5% or more of the shares of outstanding common stock, based solely on filings with the Securities and Exchange Commission, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by the persons named as owners.

                                                           Common Stock                      % of Outstanding
Name of Beneficial Owner                             Beneficially Owned (1) (2)                   Shares
------------------------                             --------------------------          -----------------------
Myron Levy                                                     1,531,615                          10.3%
John M. Kelley                                                   104,423                            *
Kevin J. Purcell (3)                                                -                               *
Carlos C. Campbell                                                25,000                            *
John A. Thonet (4)                                               118,038                            *
Rear Adm. Edward K. Walker, Jr. (Ret.)                            58,500                            *
Dr. Edward A. Bogucz                                              25,075                            *
Rear Adm. Robert M. Moore (Ret.)                                  25,000                            *
Lee N. Blatt (5)                                               1,598,898                          10.5%
Dimensional Fund Advisors, Inc. (6)                            1,206,050                          8.7%
Lotsoff Capital Management (7)                                   880,707                          6.4%
Third Avenue Management, Inc. (8)                              1,774,147                          12.8%
Directors and executive
  officers  as a group
  (8 persons)                                                  1,887,651                          12.4%
---------

 * Indicates ownership of less than one percent.

(1) No officer or director owns more than one percent of the outstanding shares of common stock unless otherwise indicated. Ownership represents sole voting and investment power.
(2) Includes beneficial ownership of the following number of shares that may be acquired within 60 days of September 30, 2006 pursuant to stock options awarded under our stock option plans:

       Myron Levy         1,075,000  Rear Adm. Edward K. Walker, Jr.    57,000
       John M. Kelley        87,000  Dr. Edward A. Bogucz               25,000
       Carlos C. Campbell    25,000  Rear Adm. Robert M. Moore          25,000
       John A. Thonet        97,500  Directors and executive
                                     officers as a group             1,391,500

(3) Mr. Purcell was appointed Vice President and Chief Financial Officer in June 2006.
(4) Does not include 155,998 shares, owned by Mr. Thonet's children, Hannah and Rebecca Thonet, and 31,287 shares owned by his wife, Kathi Thonet. Mr. Thonet disclaims beneficial ownership of these shares.
(5) Includes beneficial ownership of 1,301,000 shares that may be acquired within 60 days of September 30, 2006 pursuant to stock options awarded under our stock option plans, 172,300 shares held in the name of Mrs. Blatt, 96,799 shares held in the Blatt Family Charitable Trust and 28,799 shares held in Mr. Blatt's individual retirement account ("IRA"). On September 26, 2006, as required under the terms of an Administrative

                                       3

     Agreement with the Department of the Navy, Mr Blatt entered into a voting trust agreement wherein sole voting power to the 1,301,000 shares under stock options held by Mr. Blatt and the 28,799 shares held in his IRA was granted to our Chairman, Myron Levy. Does not include an aggregate of 431,773 shares owned by family members, including Hannah Thonet, Rebecca Thonet, Kathi Thonet, Randi Rossignol, Max Rossignol, Henry Rossignol and Allyson Brenner, of which Mr. Blatt disclaims beneficial ownership.
(6)  Address is 1299 Ocean Avenue, Santa Monica, CA 90401.
(7)  Address is 20 North Clark Street, 34th Floor, Chicago, IL 60602.
(8)  Address is 622 Third Avenue, New York, NY 10017

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     Our certificate of incorporation and by-laws provide for a Board of Directors consisting of not less than three nor more than twelve directors. Our Board of Directors now consists of six directors. At each annual meeting of stockholders, directors constituting a class are elected for staggered three year terms. The following table sets forth our directors and the classes in which they will be presently serving.

           Class I                                     Class II                          Class III
           -------                                     --------                          ---------
(To serve until the 2006 Annual            (To serve until the 2007 Annual      (To serve until the 2008 Annual
Meeting of Stockholders)                   Meeting of Stockholders)             Meeting of Stockholders)
-----------------------------------        -----------------------------------  -----------------------------------
Rear Adm. Robert M. Moore (Ret.)(1)(2)       Myron Levy                         John A. Thonet
Rear Adm. Edward K. Walker, Jr. (Ret.)       Dr. Edward A. Bogucz(1)(3)         Carlos C. Campbell (2)(3)
     (1)(2)(3)

-----------
(1)      Member of the Compensation and Audit Committee
(2)      Member of Governance and Ethics Committee
(3)      Member of Nominating Committee

     The board has nominated Rear Adm. Edward K. Walker, Jr. (Ret.) and Rear Adm. Robert M. Moore (Ret.) for election as Class I directors to serve until the 2009 annual meeting of stockholders or until his successor is duly elected and qualified. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as directors of the nominees named in Class I unless any such nominee shall be unavailable, in which event such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unavailable or, if elected, will decline to serve.

Directors' Compensation

     Directors who are our employees receive no additional compensation for serving as Directors. Directors who are not our employees receive an annual fee of $15,000 and a fee of $1,500 for each interim Board of Directors meeting attended. The Governance and Ethics Committee Chairman receives an annual fee of $15,000, and other members of the Governance and Ethics Committee receive $5,000 annually. The Audit Committee Chairman receives an annual fee of $25,000, and other members of the Audit Committee receive $10,000 annually. The Compensation Committee Chairman receives an annual fee of $7,500, and other members of the Compensation Committee receive $5,000 annually. We also reimburse each Director for the reasonable expenses incurred in attending meetings of the Board of Directors and committee meetings.

         During the fiscal year ended July 30, 2006 there were:

               o    eleven meetings of the Board of Directors
               o    seven meetings of the Audit Committee
               o    two meetings of the Compensation Committee
               o    two meetings of the Governance and Ethics Committee
               o    one meeting of the Nominating Committee

Audit Committee and Audit Committee Financial Expert

     The Board has a standing Audit Committee. The Board has affirmatively determined that each director who serves on the Audit Committee is independent, as the term is defined by applicable Nasdaq and Securities and Exchange Commission ("SEC") rules. During fiscal 2006, the Audit Committee of the Board of Directors of the Company consisted of Edward K. Walker (Chairman), Robert M. Moore, and Edward A. Bogucz. The members of the audit committee have substantial experience in assessing the performance of companies, gained as members of the Company's board of directors and audit committee, as well as by serving in various capacities in other companies or governmental agencies. As a result, they each have an understanding of financial statements. However, none of them keep current on all aspects of generally accepted accounting principles. Accordingly, the board of directors does not consider any of them to be a financial expert as that term is defined in applicable regulations. Nevertheless, the board of directors believes that they competently perform the functions required of them as members of the audit committee and, given their backgrounds, it would not be in the best interest of the Company to replace any of them with another person to qualify a member of the audit committee as a financial expert.

     The Audit Committee regularly meets with our independent registered public accounting firm outside the presence of management.

Compensation Committee

     Our Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to our executive officers during the coming year, and administers our stock-based benefit plans. The Compensation Committee currently consists of Edward A. Bogucz, Chairman, Edward K. Walker and Robert M. Moore. Each member of the Compensation Committee is a director who is not employed by us or any of our affiliates, and are independent directors under NASDAQ listing standards.

Nominating Committee

     Our Nominating Committee currently consisting of Carlos Campbell, Chairman, Edward K. Walker, and Edward A. Bogucz, each of whom is an independent director, identifies individuals qualified to become Board members, recommends to the Board nominees to fill vacancies in membership of the Board as they occur and, prior to each Annual Meeting of Stockholders, recommends a slate of nominees for election as Directors at such meeting.

Governance and Ethics Committee

     Our Governance and Ethics Committee, currently consisting of Robert M. Moore, Chairman, Edward K. Walker and Carlos Campbell, each of whom is an independent director, monitors developments in corporate governance principles and other corporate governance matters and makes recommendations to the Board of Directors regarding the adoption of additional corporate governance principles.

Principal Occupations of Directors

     The following is a brief account of the business experience for at least the past five years of our directors:

     Mr. Myron Levy was appointed Chairman of the Board in June 2006 after serving as Vice Chairman of the Board since August 2003, and has been our Chief Executive Officer since August 2001. Prior thereto, Mr. Levy served as President since June 1993, as Executive Vice President and Treasurer since May 1991, and as Vice President for Business Operations and Treasurer since October 1988. For more than ten years prior to joining the Company, Mr. Levy, a certified public accountant, was employed in various executive capacities, including Vice-President, by Griffon Corporation. Mr. Levy also serves as a Director of NetWolves Corporation.

     Rear Admiral Edward K. Walker, Jr. (Ret.) was appointed Vice Chairman of the Board in June 2006. Rear Admiral Walker served as the Director of Corporate Strategy for Resource Consultants, Inc., a privately held corporation supporting the Department of Defense and other government agencies, after his retirement from the United States Navy in 1988 until 2000. Prior to his retirement from the United States Navy, Rear Admiral Walker served for 34 years in various naval officer positions, including Commander of the Naval Supply Systems Command, and Chief of Supply Corps. He holds a Bachelor's Degree from the United States Naval Academy and Master's Degree in Business Administration from George Washington University.

     Dr. Edward A. Bogucz is currently Executive Director of the New York Center of Excellence in Environmental Systems, a university-industry consortium that includes 12 universities and research institutions. Previously, Dr. Bogucz served as Dean of Engineering and Computer Science at Syracuse University from 1995 through 2003. Dean Bogucz earned his bachelor's and doctoral degrees in mechanical engineering from Lehigh University and a Master's Degree from Imperial College, University of London. His teaching and research expertise includes fluid dynamics, energy systems, computational methods, and multidisciplinary analysis and design. As Dean, he led the strengthening of the College of Engineering and Computer Science in selected areas, including RF and microwave devices, information fusion, systems assurance, and environmental technologies.

     Rear Admiral Robert M. Moore (Ret.) is a consultant in business and financial management. He is a retired Rear Admiral, U.S. Navy. His 35-year career in the Navy culminated in his last assignment in charge of the Navy's worldwide supply system. He holds a Bachelor's Degree from the University of Texas and a Master's Degree in Business Administration from Harvard University.

     Mr. John A. Thonet has been Secretary since January 2003, and is President of Thonet Associates, an environmental consulting firm specializing in land planning and zoning matters, for the past ten years.

     Carlos C. Campbell operates a consulting business in Reston, Virginia and serves on the Board of Directors for Resource America, Inc. and Pico Holdings, Inc., all publicly traded companies. He is a veteran of nine years as a Naval Flight Officer and served in the Administration of President Reagan as the Assistant Secretary for Economic Development, U.S. Department of Commerce.

                                   MANAGEMENT

Our Officers are:

Name                    Age    Position Held With the Company
----                    ---    ------------------------------
Myron Levy               66    Chairman of the Board and Chief Executive Officer
John M. Kelley           53    President
Kevin J. Purcell         48    Vice President and  Chief Financial Officer
Charles L. Pourciau, Jr. 58    Vice President - Administration and Governance
Andy Feldstein           55    Vice President and Chief Technology Officer
Rozalie Schachter        60    Vice President - Business  Development
Anello C. Garefino       59    Vice President - Finance
John A. Carroll          55    Vice President - Human Resources
Richard Poirier          41    Vice President
--------------

     John M. Kelley was appointed President in August 2003, and served as Executive Vice President since July 2002. Prior thereto, Mr. Kelley served as Senior Vice President since July 2000 and as Vice President/Director of Corporate Communications since March 2000. Mr. Kelley joined us in December 1998 as Director of Investor Relations. Prior to joining Herley, Mr. Kelley had fifteen years of banking experience, most recently serving as Vice President at First Capital Bank. Mr. Kelley earned his Bachelor of Science Degree in Business Administration from the University of Arizona with Graduate Degree Studies at UCLA.

     Kevin J. Purcell was appointed Vice President and Chief Financial Officer in June 2006. Prior to joining Herley, Mr. Purcell served as Vice President Finance, Contracts and Compliance for Smiths Aerospace LLC, Customer Services Americas. Previously, Mr. Purcell served other companies in senior financial positions including Vice President and CFO, Controller and Director. In addition, he worked for a number of years in the Government Contractor Advisory Services group of KPMG. Mr. Purcell received his B.B.A. degree in financial accounting from Iona College and his M.B.A. degree from Pepperdine University. He is a Certified Public Accountant and a Certified Management Accountant.

     Charles L. Pourciau, Jr. joined Herley in May of 2006 as Director of Administration and Governance. In August of 2006, he was appointed Vice President of Administration and Governance. Prior to joining Herley, Mr. Pourciau was Senior Contracts Administrator at TRAK Microwave Corporation, a Smiths Technologies North America company. He is a Certified Compliance and Ethics Professional with over twenty years experience with the Federal Acquisition Regulations (FAR), Defense Federal Acquisition Regulations (DFAR), International Traffic in Arms Regulation (ITAR), Export Administration Regulations (EAR), Office of Federal Contract Compliance Programs (OFCCP), Equal Employment Opportunity Commission (EEOC), Environmental Protection Agency (EPA), and Occupational Safety Health Administration (OSHA) as an in-house attorney and contracts manager. He graduated from Jacksonville University with a Bachelor of Arts degree and Stetson College of Law with a Juris Doctor degree.

     Dr. Andy Feldstein was named Corporate Vice President and Chief Technology Officer in February 2006. Dr. Feldstein was the President and CEO of Innovative Concepts, Inc. at the time of Herley's acquisition in 2005. He has over twenty years of diverse management experience within the high-tech industry with extensive experience in technical and project management. Prior to founding Innovative Concepts, Dr. Feldstein was manager of the Satellite Communications Systems Division at M/A-COM Linkabit's Eastern Operations. He received a Masters of Science degree and a Doctor of Science degree in Electrical Engineering from

George Washington University. In addition, he holds a Bachelor of Science degree in Electrical Engineering from The Pennsylvania State University.

     Dr. Rozalie Schachter was named Corporate Vice President for Strategic Initiatives in February 2006. She served as Vice President and General Manager for Herley Farmingdale from September 2004, and prior to that served as Vice President of Business Development from August 2003, and as Vice President since May 2000. Dr. Schachter joined General Microwave in 1990 and was Vice President, Business Development when we acquired General Microwave in January 1999. Prior to joining General Microwave Dr. Schachter held positions as Technical Director and Group Leader at American Cyanamid Co. and Stauffer Chemical Co.,
respectively. Dr. Schachter received her Bachelor of Science Degree from Brooklyn College in 1968, a Masters Degree from Yeshiva University in 1970 and a PHD in Physics from New York University in 1979.

     Mr. Anello C. Garefino has been employed by us in various executive capacities for more than the past five years. Mr. Garefino, a certified public accountant, was appointed Vice President Finance on September 13, 2004 and prior to that served as Vice President Finance, Treasurer and Chief Financial Officer since June 1993. From 1987 to January 1990, Mr. Garefino was Corporate Controller of Exide Corporation. Mr. Garefino earned his Bachelor of Science Degree in Accounting from Rider University in 1969.

     John Carroll was appointed Vice President of Human Resources in August 2003 and joined Herley in 1999 as Director of Human Resources. For thirteen years before joining Herley, Mr. Carroll was Director of Human Resources at Kemps Foods, in Lancaster, PA. Mr. Carroll holds a BS in Business Administration from St. Joseph College, Rensselaer, IN and professional certifications through the Society for Human Resource Management and World At Work (formerly American Compensation Association).

     Mr. Richard Poirier was appointed Vice President in August 2003 and serves as General Manager of Herley New England. Mr. Poirier was appointed Sales Manager of Herley New England following the acquisition of Micro-Dynamics, Inc. ("MDI") by Herley in 1992. Prior to the acquisition, Mr. Poirier served as a Microwave Engineer since joining MDI in 1987. Mr. Poirier holds a Bachelor of Science Degree in Electrical Engineering from Marquette University.

Executive Compensation

     The following table sets forth the annual and long-term compensation with respect to our former Chairman, Chief Executive Officer, and our other most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year, and certain former executive officers as required under SEC rules (collectively, the "Named Executive Officers") for services rendered for the fiscal years ended July 30, 2006, July 31, 2005 and August 1, 2004.

                           Summary Compensation Table

                               Annual Compensation (1)                              Long-Term Compensation
                     -----------------------------------------             --------------------------------------
Name and                                                                       Securities
Principal              Fiscal                                                  Underlying         All Other
Position               Year      Salary (2)         Bonus (3)                   Options            Compensation
--------               ----      ----------         ---------                   -------            ------------
Lee N. Blatt           2006      $ 856,544          $  636,503                                     $   8,400  (5)
Former Chairman of     2005        824,830             650,131                 200,000  (4)            6,150
the Board (6)          2004        787,950           1,207,680                                         6,500

Myron Levy             2006      $ 685,755           $ 477,377                                     $   12,972 (5)
Chairman of            2005        660,363             487,598                 200,000  (4)            10,722
the Board and          2004        630,851             987,010                                         11,072
Chief Executive
Officer (6)

John M. Kelley         2006      $ 250,016          $   25,000                                     $   9,228  (5)
President              2005        250,016                 -                    50,000  (4)            6,836
                       2004        227,884              35,000                                         6,741

William R. Wilson      2006      $ 240,011         $       -                                       $   9,948  (5)
Former Chief           2005        240,011                 -                    25,000  (4)            7,698
Operating Officer (7)  2004        214,528              80,000                                         8,048

Kevin J. Purcell       2006      $  29,616         $       -                    25,000  (4)        $       -
Chief Financial
Officer (8)

--------
(1) Does not include Other Annual Compensation because amounts of certain perquisites and other non-cash benefits provided by us do not exceed the lesser of $50,000 or 10% of the total annual compensation disclosed in this table for the respective officer.
(2) Amounts set forth herein include cost of living adjustments for Messrs. Blatt and Levy under employment contracts.
(3) Represents for Messrs. Blatt and Levy incentive compensation under employment agreements. Bonuses for all other employees are discretionary bonuses.
(4) Consisting of the following options issued in June 2006 for the right to purchase our Common Stock at a price of $19.38 to Kevin J. Purcell - 25,000; options issued in May 2005 for the right to purchase our Common Stock at a price of $17.98: Lee N. Blatt - 200,000, Myron Levy - 200,000, John M. Kelley - 40,000, and William Wilson - 20,000; and options issued in December 2004 for the right to purchase our Common Stock at a price of $19.83: John M. Kelley - 10,000, and William R. Wilson - 5,000.
(5)  All Other Compensation  includes: (a) group term life insurance as follows:
     $4,572 for Mr. Levy,  $828 for Mr. Kelley,  and $1,548 for Mr. Wilson,  and
     (b) contributions to our 401(k) Plan as a pre-tax salary deferral of $8,400 for each of Messrs. Blatt, Levy, Wilson, and Kelley.
(6) Lee N. Blatt served as Chairman of the Board until his resignation on June 8, 2006. On October 12, 2006 Mr. Blatt accepted the terms of an agreement with us terminating his employment agreement. Following Mr. Blatt's resignation as Chairman of the Board, Myron Levy, former Vice Chairman, was elected Chairman and Rear Adm. Edward K. Walker was named Vice Chairman.
(7) Mr. Wilson served as Chief Operating Officer and Vice President from August 2003 until February 2006. On February 23, 2006 Mr. Wilson entered into a consulting agreement with us effective March 1, 2006 and terminating on December 31, 2006.

                                       9

(8) Kevin Purcell was appointed Vice President and Chief Financial Officer on June 5, 2006 at an annual rate of compensation of $220,000.

Employment Agreements

     Lee N. Blatt entered into an employment agreement with us, dated as of July 29, 2002 which was to expire December 31, 2011, subject to extension for additional one-year periods annually each January 1 with a final expiration date of December 31, 2015 (as amended December 9, 2003). The agreement provided for an annual salary as of July 30, 2006 at the rate of $856,542 and for a semi-annual cost of living adjustment based on the consumer price index. The agreement also provided for incentive compensation at 4% in the aggregate of our pretax income. Incentive compensation earned for fiscal year ended July 30, 2006 was $636,503. At the end of the employment period, the agreement provided for a five-year consulting period at an annual compensation rate equivalent to one-half of Mr. Blatt's annual salary in effect at the end of the employment period, subject to annual cost of living adjustments. Mr. Blatt's employment agreement was terminated effective October 12, 2006 as a condition to entering into an administrative agreement with the Department of the Navy.

     Myron Levy entered into an employment agreement with us, dated as of July 29, 2002 which expires December 31, 2011, subject to extension for additional one-year periods annually each January 1 with a final expiration date of December 31, 2015 (as amended December 9, 2003). The agreement provides for an annual salary as of July 30, 2006 at the rate of $685,758 and provides for a semi-annual cost of living adjustment based on the consumer price index. The agreement also provides for incentive compensation at 3% in the aggregate of our pretax income. Incentive compensation earned for fiscal year ended July 30, 2006 was $477,377. At the end of the employment period, the agreement provides for a ten-year consulting period at an annual compensation rate equivalent to one-half of Mr. Levy's annual salary in effect at the end of the employment period, subject to annual cost of living adjustments.

     The employment agreement with Mr. Levy provides for certain payments following death or disability, and also provides that, in the event there is a change in control, as defined, he has the option to terminate the agreement and receive a lump-sum payment equal to the sum of the salary payable for the remainder of the employment term, plus the annual incentive (based on the average of the three highest annual incentive awarded during the ten preceding years) for the remainder of the employment term. As of July 30, 2006, the amount payable in the event of such termination would be approximately $7,592,000.

     John M. Kelley entered into an employment agreement with us, dated as of June 7, 2006 which expires June 6, 2009. The agreement provides for an annual salary as of July 30, 2006 at the rate of $250,000, subject to review by the Board of Directors, plus an annual bonus at the discretion of the Board of Directors. In addition, Mr. Kelley has entered into a severance agreement with us which provides that in the event of a change in our control, as defined, prior to September 30, 2008, he is entitled to two years' base salary.

     Kevin J. Purcell entered into an employment agreement with us, dated as of June 7, 2006 which expires June 6, 2009. The agreement provides for an annual salary as of July 30, 2006 at the rate of $220,000, subject to review by the Board of Directors, plus an annual bonus at the discretion of the Board of Directors. In addition, Mr. Purcell has entered into a severance agreement with us which provides that in the event of a change in our control, as defined, prior to June 10, 2008, he is entitled to two years' base salary.

     Charles L. Pourciau, Jr. entered into an employment agreement with us, dated as of June 7, 2006 which expires June 6, 2009. The agreement provides for an annual salary as of July 30, 2006 at the rate of $120,000, subject to review by the Board of Directors, plus an annual bonus at the discretion of the Board of Directors. In addition, Mr. Pourciau has entered into a severance agreement with us which provides that in the event of a change in our control, as defined, prior to September 30, 2008, he is entitled to two years' base salary.

     Five other officers have severance agreements providing for an aggregate lump sum payment of $1,780,000 through September 30, 2008 in the event of a change of control as defined in the agreements.

Equity Compensation Plan Information

     The following table sets forth the indicated information as of July 30, 2006 with respect to our equity compensation plans:

                                                                                                (c)
                                                                                        Number of securities
                                                (a)                                     Remaining available
                                       Number of securities             (b)             for future issuance
                                         to be issued upon       Weighted-average           under equity
                                            exercise of          exercise price of       compensation plans
                                       outstanding options,    outstanding options,     (excluding securities
Plan category                           warrants and rights     warrants and rights    reflected in column (a))
-------------                           -------------------     -------------------    ------------------------
Equity compensation
Plans approved by
security holders                               2,481,273                 13.19                        25,779

Equity compensation
plans not approved
by security holders                            1,008,807                 18.24                       218,700

Total                                          3,490,080                 14.65                       244,479

     The following information is provided about our stock option plans:

     2006 New Employee Stock Option Plan. The 2006 New Employee Stock Option Plan covers 250,000 shares of common stock. Options granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise price for options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. The options expire no later than ten years from the date of grant, subject to certain restrictions. Options for 33,000 shares were granted during the fiscal year ended July 30, 2006 and are outstanding at July 30, 2006.

     2003 Stock Option Plan. The 2003 Stock Option Plan covers 1,000,000 shares of common stock. Options granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire not later than ten years from the date of grant, subject to certain restrictions. Options for 16,300 shares were granted under this plan during the fiscal year ended July 30, 2006. At July 30, 2006, options to purchase 968,600 shares of common stock were outstanding under this plan.

     2000 Stock Option Plan. The 2000 Stock Option Plan covers 1,500,000 shares of common stock. Options granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire not later than ten years from the date of grant, subject to certain restrictions.

Options for 18,000 shares were granted under this plan during the fiscal year ended July 30, 2006. At July 30, 2006, options to purchase 1,290,900 shares of common stock were outstanding under this plan.

     1998 Stock Option Plan. The 1998 Stock Option Plan covers 2,250,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire not later than ten years from the date of grant, subject to certain restrictions. Non-qualified stock options for 9,000 shares were granted under this plan during the fiscal year ended July 30, 2006. At July 30, 2006, options to purchase 1,032,292 shares of common stock were outstanding under this plan.

     1997 Stock Option Plan. The 1997 Stock Option Plan covers 2,500,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire not later than ten years from the date of grant, subject to certain restrictions. Non-qualified stock options for 2,700 shares were granted under this plan during the fiscal year ended July 30, 2006. At July 30, 2006, options to purchase 158,081 shares of common stock were outstanding under this plan.

     1996 Stock Option Plan. The 1996 Stock Option Plan which has now expired with respect to the granting of new options covers 1,000,000 shares of common stock. Options which have been granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise prices of the options granted under the plan were at the fair market value at the date of grant. The options expire not later than ten years from the date of grant. At July 30, 2006, non-qualified options to purchase 7,007 shares of common stock were outstanding under this plan.

     Employee Savings Plan. We maintain an Employee Savings Plan ("Plan") which qualified as a thrift plan under Section 401(k) of the Internal Revenue Code. This Plan, as amended and restated, allows employees to contribute between 2% and 30% of their salaries to the Plan. For the Plan year beginning August 1, 2005, the Plan was amended to be considered a "Safe Harbor" plan, where a contribution will be made to eligible participants in an amount equal to 100% of the amount of each participant's elective deferral that does not exceed 3% of compensation, plus 50% of the amount of the elective deferral that exceeds 3% of compensation up to a maximum contribution of 5% of compensation. Under the Safe Harbor provision, all contributions are 100% vested when made. Additional contributions can be made by us, depending on profits. The aggregate benefit payable to an employee is dependent upon the employee's rate of contribution, the earnings of the fund, and the length of time such employee continues as a participant. We recognized expenses of approximately $1,773,000 (including approximately $727,000 related to the acquisitions of MSI, ICI, and RSS), $1,038,000 (including approximately $268,000 related to the acquisitions of MSI, ICI, and RSS), and $618,000 under the Plan for the 52 weeks ended July 30, 2006, July 31, 2005 and August 1, 2004, respectively. For the year ended July 30, 2006, $8,400 was contributed by us to this plan for each of Messrs. Blatt, Levy, Wilson, and for Mr. Kelley. A total of $72,601 was contributed for all officers and directors as a group.

Option Grants in Last Fiscal Year

     The following table sets forth certain information concerning stock options granted to the named executive officers during fiscal 2006.

                                             Individual Grants
------------------------------------------------------------------------------------------------------------------------
                         Number of                                                 Potential Realized Value at
                        Securities      % of Total                                   Assumed Annual Rates of
                        Underlying    Options Issued    Exercise                     Stock Price Appreciation
                          Options     to Employees in     Price     Expiration            Option Term (3)
Name                    Granted(1)    Fiscal Year(2)     ($/Sh)        Date           0%       5%          10%
----                    ----------    --------------     ------        ----           --       --          ---
Kevin J. Purcell           25,000            32        $ 19.38        9/02/11     $ 0.00   $ 141,510   $ 314,764
--------

(1) Options issued in fiscal 2006 were at 100% of the closing price of our common stock on the date of issue and vest as follows: one fifth of the options vest one year from date of grant and one fifth each year thereafter.
(2) Total options issued in fiscal 2006 to all employees were for 79,000 shares of common stock.
(3) The amounts under the columns labeled "5%" and "10%" are included by us pursuant to certain rules promulgated by the Commission and are not intended to forecast future appreciation, if any, in the price of the common stock. Such amounts are based on the assumption that the named persons hold the options for the full term of the options. The actual value of the options will vary in accordance with the market price of the common stock. The column headed "0%" is included to demonstrate that the options were issued with an exercise price greater than or equal to the trading price of the Common Stock so that the holders of the options will not recognize any gain without an increase in the stock price, which increase benefits all stockholders commensurately.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth stock options exercised during fiscal 2006 and all unexercised stock options held by the named executive officers as of July 30, 2006.

                                                                                     Value of Unexercised
                                                      Number of Unexercised              In-the-Money
                     Shares                             Options at Fiscal              Options at Fiscal
                   Acquired on       Value                 Year-End                       Year-End (2)
Name               Exercise(#)    Realized($)(1)   Exercisable    Unexercisable    Exercisable    Unexercisable
----               -----------    --------------   -----------    -------------    -----------    -------------
Lee N. Blatt          -                -            1,301,000          -             $ 869,198        -
Myron Levy            -                -            1,075,000          -               466,748        -
John M. Kelley     12,000          $ 131,708           87,000          -                27,150        -
William R. Wilson     -                -               45,000          -                  -           -
Kevin J. Purcell      -                -                  -          25,000               -           -
-------

(1) Values are calculated by subtracting the exercise price from the trading price of the common stock as of the exercise date.
(2) Based upon the closing price of the common stock of $10.87 on July 30, 2006.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective October 12, 2006 and as a condition to entering into an Administrative Agreement with the Department of the Navy, the Company entered into an agreement (the "Agreement") with Lee N. Blatt to terminate the Employment Agreement between the Company and Mr. Blatt dated as of July 29, 2002 and modified on December 9, 2003. Under the terms of the Agreement Mr. Blatt will receive an aggregate payment of $9,461,528 payable $3,000,000 upon the effective date of the Agreement and sixty-four (64) consecutive monthly payments of $100,000 commencing on January 1, 2007 and a final payment of $61,528 on May 1, 2012 as evidenced by a Promissory Note dated effective October 12, 2006. In addition Mr. Blatt will receive his bonus of $636,503 for fiscal year 2006, and shall be entitled to receive medical care reimbursement and insurance, including life insurance, in accordance with the original terms of his Employment

Agreement. The Agreement also provides that all outstanding stock options previously issued to Mr. Blatt which are all vested and fully exercisable shall continue to be exercisable by him or, following his death, by his designated beneficiaries, on or before the expiration date of the specific option. In the event of a "change of control" of the Company as defined in the Employment Agreement all remaining payments due under the Promissory Note become immediately due and payable.

     In connection with the move of the Amityville facilities of GMC in fiscal 1999, the Company entered into a 10 year lease agreement with a partnership owned by the children of certain officers of the Company. The lease provides for initial minimum annual rent of $312,000 subject to escalation of approximately 4% annually throughout the 10 year term. Additionally, in March 2000, The Company entered into another 10 year lease with the same partnership for additional space. The initial minimum annual rent of $92,000 is subject to escalation of approximately 4% annually.

Limitation on Liability of Officers and Directors

     We have entered into separate indemnification agreements with our officers and directors. We have agreed to provide indemnification with regard to certain legal proceedings so long as the indemnified officer or director has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. We only provide indemnification for expenses, judgments, fines and amounts paid in settlement actually incurred by the relevant officer or director, or on his or her behalf, arising out of proceedings brought against such officer or director by reason of his or her corporate status.

Compensation Committee Interlocks and Insider Participation

     In fiscal 2006,  our  Compensation  Committee  consisted  of Dr.  Edward A.
Bogucz, and Messrs. Edward K. Walker, Jr., and Robert M. Moore. None of these persons were our officers or employees during fiscal 2006 nor had any relationship requiring disclosures in this Annual Report.

In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Compensation Committee Report on Executive Compensation", "Audit Committee Report" and "Common Stock Performance" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by us under the Securities Act of 1933 or the Securities Exchange Act.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of our executive officers is generally determined by the Compensation Committee of the Board of Directors, subject to applicable employment agreements and incentive plans. Each member of the Compensation Committee is a director who is not employed by us or any of our affiliates. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2006 is furnished by the directors who comprised the Compensation Committee during fiscal 2006.

Executive Compensation Objectives

     Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase stockholder value. It is our policy to provide incentives to its senior management on a cost-effective and tax efficient basis to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our businesses. To attain these objectives, our executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Management -- Employment Agreements."

     Stock options are granted to employees, including our executive officers, by the Compensation Committee under our stock option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing our company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to at least the market value of common stock on the date of grant and have a maximum term of ten years. Among our executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on our profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation Committee utilizes the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

Determining Executive Officer Compensation

     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to our executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by us, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     For fiscal 2006, pursuant to the terms of his employment agreement with us, Mr. Myron Levy, our Chairman and Chief Executive Officer, received a base salary and an incentive bonus based on our Consolidated Pretax Earnings (see "Management -- Employment Agreements"). Messrs. John M. Kelley, President, Kevin
J. Purcell, Chief Financial Officer, and Charles L. Pourciau, Jr., Vice President of Administration and Governance, each entered into employment agreements with us as previously described. The Compensation Committee determined that the base salaries and bonuses for its executive officers, including Mr. Kelley were fair and appropriate given our financial performance, and the contributions made by these persons to such performance, and the compensation levels of executives at companies competitive with us. The compensation for Messrs. Purcell and Pourciau upon their hire was considered comparable to levels of compensation paid for their positions by our competitors.

Compensation of Chairman

     For fiscal 2006, pursuant to the terms of his employment agreement with us, Mr. Lee N. Blatt, our former Chairman, received a base salary and an incentive bonus based on our consolidated pretax earnings.

Tax Considerations

     As noted above, one of our objectives is to maintain cost-effective and tax efficient executive compensation programs. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction to $1 million for compensation paid to any one of the named executive officers identified in this proxy statement unless certain requirements are met. One of the requirements is that compensation over $1 million must be approved by stockholders. Our stock option plans which have been approved by stockholders are designed to meet these requirements. The Committee's policy is to preserve corporate tax deductions attributable to the compensation of executives while maintaining the flexibility to approve, when appropriate, compensation arrangements which it deems to be in the best interests of our company and our stockholders, but which may not always qualify for full tax deductibility.

   The Compensation Committee:          Edward A. Bogucz (Chairman)
                                        Edward K. Walker
                                        Robert M. Moore

                             AUDIT COMMITTEE REPORT

     This is a report of the Audit Committee of our Board of Directors. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

     In fiscal 2006, our Audit Committee consisted of Edward K. Walker - Chairman, Robert M. Moore and Edward A. Bogucz. The current members of the Audit Committee satisfy the independence requirements and other established criteria by the Nasdaq Stock Market, Inc. and the Securities and Exchange Commission. We intend to comply with future audit committee requirements as they become applicable to us.

     As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee has reviewed and discussed with our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

     The Audit Committee has also received and reviewed the written disclosures and the letter from its independent registered public accounting firm, Marcum & Kliegman, LLP, required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent registered public accounting firm their independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements for the fiscal years ended August 1, 2004, July 31, 2005 and July 30, 2006 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     The Audit Committee has also reviewed and discussed the fees paid to Marcum & Kliegman, LLP during the last fiscal year for audit and non-audit services, which are set forth under "Audit Fees" and has considered whether the provision of the non-audit services is compatible with the firm's independence and has concluded that it is.

     The Audit Committee:           Edward K. Walker (Chairman)
                                    Robert M. Moore
                                    Edward A. Bogucz
Audit Committee Financial Expert

     The members of the audit committee have substantial experience in assessing the performance of companies, gained as members of the Company's board of directors and audit committee, as well as by serving in various capacities in other companies or governmental agencies. As a result, they each have an understanding of financial statements. However, none of them keep current on all aspects of generally accepted accounting principles. Accordingly, the board of directors does not consider any of them to be a financial expert as that term is defined in applicable regulations. Nevertheless, the board of directors believes that they competently perform the functions required of them as members of the audit committee and, given their backgrounds, it would not be in the best interest of the Company to replace any of them with another person to qualify a member of the audit committee as a financial expert.

Audit Fees

     Marcum & Kliegman LLP is our independent registered public accounting firm and performed the audit of our consolidated financial statements for fiscal years 2006, 2005 and 2004. BDO SEIDMAN, LLP, our former independent registered public accounting firm, informed us on July 27, 2006 that they had resigned as our auditors. In addition, by letter dated August 14, 2006 BDO informed us that they were withdrawing their opinion on our financial statements for the fiscal year ended July 31, 2005. The following table sets forth estimated fees for the audits of the fiscal years ended July 30, 2006 and July 31, 2005 performed by Marcum & Kliegman LLP:

                                    2006             2005
                                    ----             ----
     Audit Fees (1)             $ 475,000          $ 225,000
---------------

(1) Audit Fees includes fees for professional services provided in connection with the audits of our financial statements, the review of our quarterly financial statements, Sarbanes-Oxley 404 related services, consents, and audit services provided in connection with other statutory or regulatory filings. All such services were pre-approved by the Audit Committee.

     Marcum & Kliegman LLP was engaged on July 27, 2006, and accordingly, did not render any other services during either 2006 or 2005. Fees for the audit of the fiscal year ended August 1, 2004, which was performed subsequent to July 27, 2006, are estimated at $200,000.

     The Audit Committee has sole authority to appoint, determine funding for, retain and oversee our independent auditors and to pre-approve all audit services and permissible non-audit services. The Audit Committee has delegated to Rear Adm. Walker the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees, provided that he reports any pre-approval of audit-related or non-audit related services and fees to the full Audit Committee at its next regular meeting.

     Marcum & Kliegman LLP did not render any services related to financial information systems design and implementation during fiscal years 2006 and 2005.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and persons who beneficially own more than 10% of our common stock (collectively, "Reporting Persons") to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during fiscal 2006, all Reporting Persons timely complied with all applicable filing requirements.

                           CODE OF ETHICS - DISCLOSURE

     We have adopted a Corporate Code of Business Ethics (the "Code") that applies to all employees, including our principal executive officer, principal financial officer, and directors of the Company. The Code is broad in scope and is intended to foster honest and ethical conduct, including accurate financial reporting, compliance with laws and the like. If any substantive amendments are made to the Code or if there is any grant of waiver, including any implicit waiver, from a provision of the Code to our Chief Executive Officer or Chief Financial Officer, we will disclose the nature of such amendment or waiver in a report on Form 8-K.

                            COMMON STOCK PERFORMANCE

        The following graph sets forth the cumulative total stockholder return to our stockholders during the five year period ended July 30, 2006 as well as an overall stock market index (NASDAQ Stock Market-US) and the Company's peer group index (S&P Aerospace/Defense):

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
           Among Herley Industries, Inc., The NASDAQ Composite Index
                    And The S & P Aerospace & Defense Index


----------------------------------------------------------------------------------------------------
                               7/01         7/02        7/03        7/04         7/05        7/06
----------------------------------------------------------------------------------------------------
Herley Industries, Inc.        100.00       182.93      165.62      167.76       174.36       95.75
NASDAQ Composite               100.00        68.03       87.94       97.38       113.04      113.10
S & P Aerospace & Defense      100.00        98.11       90.22      115.00       135.37      158.25

*$100 invested on 7/31/01 in stock or index-including reinvestment of dividends.
 Fiscal year ending July 31.

                                  PROPOSAL TWO

       PROPOSAL FOR APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

General

     The Board of Directors, upon the recommendation of the Audit Committee, recommends that the stockholders approve the appointment of Marcum & Kliegman, LLP as our Company's independent certified public accounting firm to audit our financial statements for the fiscal year ending July 29, 2007.

Board Position and Required Vote

     The proposal will be adopted only if it receives the affirmative vote of a majority of the voting power in person or by proxy and entitled to vote at the Annual Meeting on this proposal. The Board of Directors recommends a vote FOR the ratification of the appointment of Marcum & Kliegman, LLP as our independent registered public accounting firm.

               FINANCIAL STATEMENTS AND INCORPORATION BY REFERENCE

     A copy of our Annual Report to Stockholders for the fiscal year ended July 30, 2006 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about us, but such report, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                            MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and regular employees may solicit proxies by telephone, telegraph or personal interview. We may also request brokerage houses and other custodians and nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to such beneficial owners.

     Proposals of stockholders intending to be presented at the next Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than September 20, 2007 to be included in the proxy statement for that meeting.


                                By Order of the Board of Directors,

                                             MYRON LEVY
                               Chairman and Chief Executive Officer

Dated:   January 18, 2007
         Lancaster, Pennsylvania

                             HERLEY INDUSTRIES, INC.
                   BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING
                                FEBRUARY 21, 2007


The undersigned hereby appoints MYRON LEVY and DR. EDWARD A. BOGUCZ, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in HERLEY INDUSTRIES, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on February 21, 2007 and any adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH.

                  (Continued and to be signed on reverse side)
                                SEE REVERSE SIDE




1.   Election of the following nominees, as set forth in the proxy statement:

                     Rear Adm. Edward K. Walker, Jr. (Ret.)
                     Rear Adm. Robert M. Moore (Ret.)

  [ ]  FOR all nominees listed above            [ ] WITHHOLD authority to vote
       -------------------------------------------------------------------------
       (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided above).

The Board of Directors recommends a vote FOR the following proposal:

2. Ratification of the appointment of Marcum & Kliegman, LLP as the Company's independent registered public accountants for the year ending July 29, 2007.

            FOR  [ ]           AGAINST  [ ]           ABSTAIN   [ ]

3. Upon such other business as may properly come before the meeting or any adjournment thereof.

        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE


      SIGNATURE(S)___________________________   ____________________________

      DATED:   _____________, 2007